UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 2, 2008
(Date of earliest event reported)
Double-Take Software, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33184	20-0230046

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 TURNPIKE ROAD, SUITE 210 SOUTHBOROUGH, MASSACHUSETTS	01772	877-335-5674

(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 2, 2008, Double-Take Software, Inc. (the “Company”) entered into a severance letter agreement (the “Letter Agreement”) with Jo Murciano, our Vice President of International and President of Double-Take EMEA (the “Subsidairy”), a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference. In addition, concurrently with the execution of the Letter Agreement, the Company entered into a non-disclosure confidentiality and intellectual property assignment agreement with Mr. Murciano (the “NDA Agreement”), a copy of which is attached to this report as Exhibit 10.2 and is incorporated herein by reference. The Letter Agreement and NDA Agreement were entered into to provide Mr. Murciano with severance and other arrangements similar to those provided to other executive officers pursuant to agreements entered into in 2007. At the time that other executive officers entered into severance arrangements, Mr. Murciano’s compensation and related arrangements were governed by terms of the agreements entered into in connection with our acquisition of the Subsidiary.
The Letter Agreement continues until March 31, 2009, with automatic renewals for additional one year periods on each anniversary of that date thereafter. The Company may deliver Mr. Murciano written notice of its intent not to renew the Letter Agreement at least thirty days prior to the expiration of the applicable term, provided that such notice may not be delivered by the Company if an agreement for the Company to be acquired is in force.
The payments under the Letter Agreement are subject to Mr. Murciano executing a release of claims in the Company’s favor and compliance with the terms of the NDA Agreement. If Mr. Murciano’s service is terminated without “cause” (as defined below) Mr. Murciano will be entitled to a cash severance payment equal to €150,000. The cash severance payment will be payable in accordance with the Subsidiary’s regular payroll periods. The Letter Agreement supersedes and replaces any prior agreements or understandings between Mr. Murciano and the Company concerning termination of his tenure with the Subsidiary and any arrangements in connection therewith, other than any agreements or arrangements concerning options or other equity compensation separately addressed in an option agreement or similar equity compensation agreements and plans.
Mr. Murciano is subject to customary confidentiality, non-competition, non-solicitation, and intellectual property ownership and assignment covenants as provided in the NDA Agreement. Mr. Murciano is subject to a confidentiality covenant as well as two-year non-competition and non-solicitation covenants and must assign to the Company any intellectual property developed or modified in the course of his service to the Company to the extent the Company does not already own the intellectual property as a work made for hire under applicable copyright law.

For the purpose of the description above, termination for “cause” is defined as: (i) willful disobedience of a material and lawful instruction of the Company in its capacity as sole shareholder of the Subsidiary; (ii) conviction of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) conduct amounting to fraud, dishonesty, negligence or willful misconduct; (iv) inattention to the executive’s duties; or (v) violation of the NDA Agreement.
The above summary of the Letter Agreement and the NDA Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement and the NDA Agreement.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits

10.1	Letter Agreement, dated December 2, 2008, between Double-Take Software, Inc. and Jo Murciano

10.2	Non-Disclosure Confidentiality and Intellectual Property Assignment Agreement, dated December 2, 2008, between Double-Take Software, Inc. and Jo Murciano

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double-Take Software, Inc.
Date: December 8, 2008	By:	/s/ S. Craig Huke
S. Craig Huke
Vice President and Chief Financial Officer

Exhibit Index
Exhibits

10.1	Letter Agreement, dated December 2, 2008, between Double-Take Software, Inc. and Jo Murciano

10.2	Non-Disclosure Confidentiality and Intellectual Property Assignment Agreement, dated December 2, 2008, between Double-Take Software, Inc. and Jo Murciano